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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 of our reports dated February 13, 1997, on our audits of the financial statements of Canterbury Care Center, Inc., GNWT III, Inc. d.b.a. Forest View Nursing Center, and GNWT, Inc. II d.b.a. The Laurelwood. We also consent to the references to our firm under the caption "Experts."



                              /s/ CUMMINS, KRASIK & HOHL CO.


Columbus, Ohio
April 30, 1998